UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2017

TRITON INTERNATIONAL LIMITED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation or organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act ☐

Item 8.01	Other Events.

On September 7, 2017, Triton International Limited (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), for the issuance and sale by the Company of 5,350,000 common shares, at a public offering price of $32.75 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 802,500 common shares from the Company at the same price.

The Company estimates that the net proceeds from the offering will be approximately $167.8 million, after deducting the discount to the Underwriters and the estimated fees and expenses of the offering that are payable by the Company. The Company expects to use the net proceeds of the offering for general corporate purposes, including the purchase of containers.

The Underwriting Agreement contains customary representations, warranties and covenants, including an agreement by the Company to indemnify the Underwriters against certain liabilities arising out of or in connection with the sale of common shares in the offering.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The offering and sale of the common shares was made pursuant to a prospectus supplement dated September 7, 2017 to the prospectus dated September 5, 2017 that was filed as part of the Company’s registration statement on Form S-3 (File No. 333-220340) under the Securities Act of 1933, as amended, which became effective on September 5, 2017. In connection with the offering, a copy of the legal opinion as to the validity of the common shares being sold in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description of Exhibit

1.1	Underwriting Agreement dated September 7, 2017, by and between Triton International Limited and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and RBC Capital Markets, LLC, as representatives of the several underwriters listed in Schedule A thereto.

5.1	Opinion of Appleby (Bermuda) Limited regarding the validity of the common shares.

23.1	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRITON INTERNATIONAL LIMITED

Dated: September 12, 2017	By:	/s/ Andrew Greenberg
	Name:	Andrew Greenberg
	Title:	Senior Vice President